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                                                                    EXHIBIT 99.3

                                                              [Preliminary Copy]


                    SHAWNEE FINANCIAL SERVICES CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ronald R. McFarland, Everett, Pennsylvania, and Frederick M. Shumaker, Bedford, Pennsylvania, or either of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Shawnee Financial Services Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held August 22, 1995 and at any adjournment thereof, as follows:

            The Board of Directors recommends a vote "FOR" Item 1.

1.  Approval of the Agreement and
    Plan of Reorganization and the
    Agreement and Plan of Merger
    dated as of January 5, 1995
    between the Corporation and
    Keystone Financial, Inc.,
    which provide for the merger
    of the Corporation into Keystone
    and the conversion of each
    outstanding share of the
    Corporation's Common Stock into
    6.25 shares of Keystone Common
    Stock, as described in the
    Proxy Statement/Prospectus............. FOR [_]  AGAINST [_]  ABSTAIN [_]


2. To vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

                                  (continued)
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR Item 1.

                                              Dated:                      , 1995
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                                              Signature


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                                              Signature


                                              Please sign exactly as name
                                              appears hereon.  For joint
                                              accounts, each joint owner should
                                              sign.  When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title as such.  If a corporation,
                                              please sign the full corporate
                                              name by President or other
                                              authorized officer, giving your
                                              full title as such.  If a
                                              partnership, please sign in the
                                              partnership name by authorized
                                              person, giving your full title as
                                              such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.